SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 13, 2001 (June 5, 2001)


                          Rare Medium Group, Inc.
             (Exact Name of Registrant as Specified in Charter)


       Delaware                 000-13865                 23-2368845
   (State or Other        (Commission File No.)         (IRS Employer
   Jurisdiction of                                      Identification No.)
    Incorporation)


           565 Fifth Avenue, 29th Floor, New York, New York 10017
     ------------------------------------------------------------------
        (Address of Principal Executive Offices, including Zip Code)


                               (212) 883-6940
         ----------------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
      ----------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5.  Other Events

                  Rare Medium recently initiated and completed an additional round of staff reductions. These changes were consistent with continued alignment of Rare Medium's cost structure with changing market conditions and decreased demand for services. Since the announcement of Rare Medium's proposed merger transaction with Motient Corporation, a total of 43 staff have been released, substantially all of whom were billable. The Company does not expect any additional material charges in the second quarter for severance-related costs as a result of these staff reductions.


                                   # # #


Caution Concerning Forward-Looking Statements This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to expected severance-related costs. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations.



                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          RARE MEDIUM GROUP, INC.
                                          (Registrant)

DATE:  June 13, 2001                      By: /s/ Robert C. Lewis
                                              ---------------------------
                                              Name:  Robert C. Lewis
                                              Title: Senior Vice President
                                                     and General Counsel